Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and between

PARAGON OFFSHORE PLC

and

[SELLER NAME]

November 17, 2014

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated November 17, 2014, is entered into between [SELLER NAME], [[an individual residing at [ADDRESS / COMPANY NUMBER]]{OR}[a [JURISDICTION OF ORGANIZATION] [TYPE OF ENTITY], [ADDRESS / COMPANY NUMBER]] (the “Seller”), and Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales (the “Buyer”).

WHEREAS, Seller owns [NUMBER] ordinary shares, having a par value of USD $0.01 (the “Shares”), of Prospector Offshore Drilling S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, having its registered address at 6 rue Eugène Ruppert, L-2453 Luxembourg, registered with the Luxembourg trade and companies register with number B. 153772 (the “Company”) and publicly traded on the Oslo Axess;

WHEREAS, [Nordic Construction Barges I AS, Nordic Construction Barges II AS, Ferncliff TIH 1 AS, Solan Capital AS, QVT Fund IV LP, QVT Fund V LP, Quintessence Fund L.P., Sabaro Investments Limited, S.D. Standard Drilling PLC] and Seller (collectively, the “Seller Group”) have deposited an aggregate of 44,808,453 shares of the Company, including the Shares, into blocked client trading accounts with [                                                 ] on or before the date hereof;

WHEREAS, the Seller Group and Swedbank AB have arranged privately negotiated purchases by Buyer of at least 6,587,739 additional shares of the Company, upon terms, as to price per share, no less favorable to Buyer as the purchase of Shares hereunder;

WHEREAS, each of Glen Rødland and Gunnar Hvammen, in their capacity as a director and member of the board of directors of the Company, has entered into that certain cooperation letter agreement with Buyer dated as of the date hereof; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell, transfer and assign to Buyer, and

Buyer shall purchase from Seller, the Shares with full title guarantee, free from all Encumbrances (as defined in Section 5(d)) and together with all rights attached or accruing to them at a price per share of NOK 14.50 (the “Trade”) via the Norwegian securities depository system of Verdipapirsentralen ASA (“VPS”) with delivery and settlement taking place on November 19, 2014 through Swedbank AB in accordance with the ordinary settlement and clearing procedures of the VPS for trading on the Oslo Axess (the “Settlement”). The aggregate purchase price for the Shares shall be NOK 14.50 (the “Purchase Price”).

2. Closing. Subject to the terms and conditions contained in this Agreement, the execution of the Trade contemplated hereby (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement remotely at 08:00 a.m., Oslo time, on November 17, 2014 (the “Closing Date”), or on such other date as Buyer and Seller may mutually agree upon in writing.

3. Authorization. Upon execution of this Agreement, the parties hereto hereby authorize and instruct [Swedbank AB][Swedbank AB and Deutsche Bank AG, London Branch] to immediately execute the Trade and effect Closing upon receipt of e-mail confirmation containing a PDF copy of the executed Agreement from Mr. Einar Greve, on behalf of the Seller, and Viggo Bang-Hansen or Audun Bondkall of Advokatfirmaet Schjødt AS, on behalf of the Buyer.

4. Closing Deliverables.

(i) Subject to the terms and conditions set forth herein, at the Closing, Seller will deliver to Buyer a certified copy of the Seller’s company certificate or equivalent document[, a certified copy of the Seller’s resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby,]1 and a certified copy of a power of attorney of the Seller demonstrating the authority of the individual who executes this Agreement and any other agreement, certificate or document related hereto or executed in connection herewith on behalf of Seller.

(b) Subject to the terms and conditions set forth herein, at the Closing, Buyer will deliver:

(i) to Swedbank AB, the Purchase Price for delivery through VPS to Seller in connection with the Settlement; and

(ii) to Seller, a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are (A) the articles of

[1]	Note: Included only in the Agreement for S.D. Standard Drilling PLC.

association of Buyer; (B) true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (C) a certificate respecting the incumbency and true signatures of the officers who execute this Agreement and any other agreement, certificate or document related hereto or executed in connection herewith on behalf of Buyer.

5. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, on and as of the date hereof that:

(a) Seller is a [TYPE OF ENTITY] duly organized, validly existing and in good standing under the laws of [JURISDICTION].

(b) Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has obtained all necessary [corporate/company/partnership] approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(c) The authorized share capital of the Company consists of 39,664,848,292 shares of capital stock, par value USD $0.01, of which 94,596,708 shares are issued and outstanding. The Company has outstanding options that, upon exercise, entitle the holders thereof to 7,990,500 ordinary shares of the Company (the “Options”). Notwithstanding the Options, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of the Company or obligating Seller or the Company to issue or sell any shares of the share capital of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

(d) The Shares have been duly authorized, are validly issued, fully paid, and are owned of record, legally and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances. The Shares are not subject to any preemptive, participation, rights of first refusal or other similar rights.

(e) The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, Seller’s charter (or other governing documents) or any material agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(f) No governmental, administrative or other third party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(g) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(h) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller for which Buyer would have any liability or exposure.

(i) [Seller confirms that all material information relating to the Company that is known to Seller or of which Seller should have knowledge, has been publicly disclosed.]2[Seller has no knowledge of material information relating to the Company that has not been publicly disclosed.]3

6. Representation and Warranties of Buyer. Buyer hereby represents and warrants to Seller, on and as of the date hereof that:

(a) Buyer is a public limited company incorporated under the laws of England and Wales duly organized and validly existing under the laws of England and Wales.

(b) Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

[2]	Note: Included only in Agreements with Nordic Construction Barges I AS, Nordic Construction Barges II AS and Solan Capital AS.
[3]	Note: Included in Agreements with all other Sellers.

(c) No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer for which Seller would have any liability or exposure.

7. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, that the representations and warranties contained in Section 5(i) above shall only remain valid until the earlier of: (i) the approval of the Company’s 2014 annual audited accounts by shareholders of the Company and (ii) November 17, 2015.

8. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9. Time of the Essence. Time is of the essence for all times, dates and periods specified in this Agreement or substituted for them.

10. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth below (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section 11.

If to Buyer, to:

Paragon Offshore plc
20-22 Bedford Row
London, WC1R 4JS, United Kingdom
Attention: Steve Manz, Chief Financial Officer
Facsimile No.: +1.832.415.0352
Email: SManz@paragonoffshore.com

with copies (which shall not constitute notice) to:

Paragon Offshore Services LLC
3151 Briarpark Drive, Suite 700
Houston, Texas 77042
Attention: Legal
Facsimile No.: +1.832.415.0352
Email: TStrickler@paragonoffshore.com

and

Mayer Brown LLP
700 Louisiana, Suite 3400
Houston, Texas 77002
Attention: William T. Heller IV
Facsimile No.: (713) 238-4618
Email: wheller@mayerbrown.com

If to Seller, to:

[SELLER NAME]
[ADDRESS]
Attention:
Facsimile No.:
Email:

with copies (which shall not constitute notice) to:

[NAME]
[ADDRESS]
Attention:
Facsimile No.:
Email:

or to such other person or address as a party may designate for itself by notice given as herein provided.

12. Entire Agreement. This Agreement hereto constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

13. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

14. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

15. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17. Governing Law; Submission to Jurisdiction. This Agreement and the rights and obligation of the parties including all non-contractual obligations arising under or in connection with this Agreement shall be governed by and construed in accordance with the laws of England and Wales. The parties irrevocably submit to the exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement and/or any non-contractual obligation arising in connection with this Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18. Agent for Service of Process. The Seller hereby agrees to irrevocably appoint Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London EC2V 7EX (or such other agent for service of process as selected by the Seller; provided, however, that the Seller provides the Buyer with prompt written notice of the registered name and address of such agent) within fourteen (14) days of the date of this Agreement as its agent for service of process in relation to any proceedings in connection with this Agreement. Service on such agent shall be deemed to be valid service upon the Seller whether or not it is forwarded to and received by the Seller. Nothing in this Section 18 shall affect the right to serve process in any other manner permitted by law.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BUYER:

Paragon Offshore plc

By:
Steven A. Manz
Senior Vice President and
Chief Financial Officer

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

SELLER:

[SELLER NAME]

By:
Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]